EXHIBIT 10.9.2

FIRST AMENDMENT
TO THE EXECUTIVE SUPPLEMENTAL COMPENSATION
AGREEMENT BY AND BETWEEN
SOUTHWEST COMMUNITY BANK AND STUART McFARLAND

This First Amendment (“Amendment”) is made and entered into effective this October 29, 2004, by and between Southwest Community Bank, with its principal offices located in the City of Carlsbad, California, (hereinafter the “Bank”) and Stuart F. McFarland, (hereinafter “the Executive”). This First Amendment hereby amends the Executive Supplemental Compensation Agreement, effective as of October 1, 2002, by and between the Bank and the Executive, as follows:

1.)	Reference to the “Fifty Thousand Dollar ($50,000)” per year Executive Benefit amount as it appears in line two of Schedule B (attached and incorporated into the October 1, 2002 Executive Supplemental Compensation Agreement), shall be deleted, and such amount shall be replaced with a new Executive Benefit Amount of “One-Hundred Thousand Dollars per year ($100,000.00)” per year.

To the extent that any paragraph, term, or provision of the Executive Supplemental Compensation Agreement is not specifically amended herein, or in any other amendment thereto, said paragraph, term, or provision shall remain in full force and effect as set forth in said Agreement.

IN WITNESS WHEREOF, the Insured and a duly authorized Bank officer have signed this Agreement as of the written date.

SOUTHWEST COMMUNITY BANK

By:	/s/ Frank J. Mercardante	Date: 10/29/04

Frank J. Mercardante
Chief Executive Officer

By:	/s/ Stuart F. McFarland	Date: 10/29/04

Stuart F. McFarland

Barbara S. Cavalluzzi		/s/ Paul M. Weil

	Witness	Witness